UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation and organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2015, Porter Bancorp, Inc. (the “Company”), parent company of PBI Bank, announced the appointments of Dr. Edmond J. Seifried and James M. Parsons to the Company’s board of directors.  Mr. Parsons was also appointed to the board of directors of PBI Bank.

Dr. Edmond J. Seifried, age 68, is a principal in Seifried & Brew LLC, a community bank education center in Bethlehem, Pennsylvania.  He is also the Executive Director of the Sheshunoff Affiliation Program, which provides education and idea exchanges for community bank executives.  Dr. Seifried is Professor Emeritus at Lafayette College in Easton, Pennsylvania, where he has served on the faculty of the Department of Economics and Business since 2006.  Dr. Seifried previously served as Chief Economist and Economic Advisor for Sheshunoff Consulting and Solutions, a national bank consulting firm; Dean of the Banking Schools of both the Virginia and West Virginia Bankers Associations, and on the faculty of the Southwestern Graduate School of Banking in Dallas, Texas.  Dr. Seifried received a bachelor’s degree from Indiana University, a master’s degree from the University of Connecticut, and a doctorate degree from West Virginia University, all in economics.  Dr. Seifried’s extensive background in banking education will assist the board in its oversight of the Company’s operations, human resources and training.

James M. Parsons, age 58, has been the Chief Financial Officer of Ball Homes, LLC, a residential real estate development firm headquartered in Lexington, Kentucky with operations in Kentucky and Tennessee, since 2005.  He previously served as President and CEO of ONB Insurance Group and has been an advisory board member for two community banks. Mr. Parsons received his bachelor’s degree in business administration and accounting from West Virginia University.  Mr. Parsons’ background in finance, real estate development and accounting will strengthen the board’s depth of expertise in all three areas.

A copy of the press release announcing these additions to the Company’s board of directors is attached as Exhibit 99.1 to this report.

On December 4, 2014, bidders designated by the Company purchased of all of the Company’s Series A Fixed Rate Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) from the U.S. Treasury in a public auction. In connection with the transaction, Dr. Seifried acquired 1,031 shares of the Series A Preferred Stock, including the right to receive all accrued and unpaid dividends thereon.  On December 12, 2014, in exchange for all of Dr. Seifried’s Series A Preferred Stock and rights to accrued and unpaid dividends, the Company issued to Dr. Seifried (a) 353,571 common shares; (b) 183 shares of the its Non-Voting, Noncumulative, Non-Convertible Perpetual Preferred Stock, Series E; and (c) 290 shares of the its Non-Voting, Noncumulative, Non-Convertible Perpetual Preferred Stock, Series F.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On September 23, 2015, the Company’s shareholders approved an amendment to its articles of incorporation to help protect the long-term value to the Company of its operating losses and other tax benefits (collectively, “NOLs”). The benefits of our NOLs would be reduced, and our use of the NOLs would be substantially delayed if we experience an “ownership change” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The amendment is designed to block transfers of our common shares that could result in an ownership change (the “NOL Protective Amendment”).

The description of the NOL Protective Amendment that follows is qualified in its entirety by reference to the full text of the NOL Protective Amendment, which is contained in a new Article XIII of our Articles of Incorporation and can be found in Exhibit 3.1 to this Current Report. Please read the NOL Protective Amendment in its entirety, as the discussion below is only a summary.

The NOL Protective Amendment generally will restrict any direct or indirect transfer (such as transfers that result from the transfer of interests in other entities that own our common shares) if the effect would be to:

●	increase the direct or indirect ownership of our stock by any Person or Persons (as defined below) from less than 5.0% to 5.0% or more of our common shares; or

●	increase the ownership percentage of a Person owning or deemed to own 5.0% or more of our common shares (which includes, without limitation, the Company and its affiliates).

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common shares would exceed the 5.0% thresholds discussed above, or to Persons whose direct or indirect ownership of our common shares would by attribution cause another Person to exceed that threshold. Complicated stock ownership rules prescribed by the Code (and regulations thereunder) will apply in determining whether a Person is a 5.0% stockholder under the NOL Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common shares owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common shares owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common shares. The NOL Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common shares, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common shares.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common shares, or prohibit ownership (thus requiring dispositions) of our common shares due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common shares. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common shares to the extent that the creation, transfer or exercise of the option would, in certain circumstances, result in a proscribed level of ownership.

Any direct or indirect transfer attempted in violation of the NOL Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common shares would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the NOL Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common shares, or in the case of options, receiving our common shares in respect of their exercise. In this summary, our common shares that are purportedly acquired in violation of the NOL Protective Amendment are referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the NOL Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

A different procedure will apply with respect to any transfer of common shares that does not involve a transfer of our “securities” within the meaning of Kentucky law, but would cause any shareholder of 5.0% or more of our stock to violate the NOL Protective Amendment. In such a case, the shareholder and/or any person whose ownership of our securities is attributed to that shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause the shareholder not to be in violation of the NOL Protective Amendment.  Those securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to the shareholder or the other person that was the direct holder of the excess stock from the proceeds of sale by the agent being the fair market value of the excess stock at the time of the prohibited transfer.

To facilitate sales by shareholders into the market, the NOL Protective Amendment permits otherwise prohibited transfers of our common shares where the transferee is a “public group,” as defined. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 5.0% shareholder.

In addition, our Board will have the discretion to approve a transfer of our common shares that would otherwise violate the transfer restrictions (including, without limitation, a transfer to the Company and its affiliates) if it determines that the transfer is in our and our shareholders’ best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change which could limit our use of our NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax benefits pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently 5.0%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that any such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our shareholders will be notified of any such determination through a filing with the SEC or such other method of notice as our Secretary shall deem appropriate.

The Board may establish, modify, amend or rescind our Bylaws, regulations and procedures for purposes of determining whether any transfer of common shares would jeopardize our ability to use our NOLs.

A legend reflecting the transfer restrictions included in the NOL Protective Amendment will be included on certificates representing newly issued or transferred shares, to disclose those restrictions to persons holding our common shares in uncertificated form, and to disclose such restrictions to the public generally.

The transfer restrictions contained in the NOL Protective Amendment would expire on the earliest of (i) the close of business on the date that is the third anniversary of the filing of the NOL Protective Amendment with the Kentucky Secretary of State, (ii) the repeal of Section 382 or any successor statute if our Board determines that the NOL Protective Amendment is no longer necessary or desirable for the preservation of our NOLs, (iii) the close of business on the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward, and (iv) such date as the Board otherwise determines that the NOL Protective Amendment is no longer necessary for the preservation of our NOLs. The Board may also accelerate or extend the expiration date of the NOL Protective Amendment in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve the NOLs or that continuation of the restrictions contained in the NOL Protective Amendment is no longer reasonably necessary for the preservation of the NOLs.

 Item 5.07           Submission of Matters to a Vote of Security Holders

At a special meeting of shareholders on September 23, 2015, the Company’s common shareholders approved the proposal to amend the Company’s articles of incorporation described in Item 5.03 above.  Approximately 80.34% of the Company’s common shares entitled to vote on the proposal were present in person or by proxy at the meeting. The votes cast on the proposal were as follows:

For	Against	Abstain	Broker non-votes
14,906,550	598,885	1,114	0

In addition, the holders of all of the Company’s Non-Voting Common Shares approved the amendment by written consent.

No other proposals were voted upon at the annual meeting.

Item 8.01           Other Events

On September 23, 2015, Porter Bancorp issued press releases announcing the appointment of two new directors to the Company’s board of directors and the approval of the amendment to the Company’s Articles of Incorporation by its shareholders.  Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Amendment to Articles of Incorporation dated September 23, 2015.
99.1	Press Release issued September 23, 2015 to announce the appointment of Dr. Edmond J. Seifried and James M. Parsons to the Company’s board of directors.
99.2	Press Release issued on September 23, 2015 to announce shareholder approval of an amendment to the Company’s Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2015	PORTER BANCORP INC.

	By:	/s/ John T. Taylor
John T. Taylor
President and
Chief Executive Officer